Exhibit 99.1

Company Contacts:

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

dmrc@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Quarter 2013 Financial Results

Beaverton, Ore. — May 2, 2013 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Results

Revenues for the first quarter of 2013 totaled $10.2 million, compared to $17.0 million in the first quarter of 2012 which included $8.0 million of revenue from Verance Corporation for the payment of past due royalties. Excluding the $8.0 million payment for past due royalties, revenues increased 13% or $1.2 million over the year-ago quarter. The majority of the increase was due to the inclusion of the company’s acquisition of Attributor Corporation which was completed in December 2012.

Operating income for the first quarter of 2013 was $1.6 million compared to $9.2 million in the same quarter a year-ago. Net of the Verance past due royalties received and related litigation costs, operating income for the first quarter of 2012 was $1.6 million. The first quarter of 2013 operating results reflect the addition of Attributor’s operations and related acquisition costs, plus increased investments in research and development initiatives.

Net income for the first quarter of 2013 was $1.0 million or $0.13 per diluted share compared to $5.0 million or $0.70 per diluted share in the first quarter of 2012. The decrease was due to lower operating income, partially offset by lower income taxes and no activity in the joint ventures which generated losses in the first quarter of 2012.

At March 31, 2013, cash, cash equivalents and marketable securities increased $1.5 million to $40.6 million from $39.1 million at December 31, 2012.

Conference Call

Digimarc will hold a conference call later today (Thursday, May 2, 2013) to discuss these results. The company’s Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be broadcast live via webcast at www.digimarc.com/investors and www.earnings.com, and will be available for replay through May 16, 2013. Thereafter, the webcast will be archived and available on Digimarc’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the listen-only telephone number below at least 5-10 minutes prior to the scheduled start time:

Listen-Only Number: 866-562-9934

Conference ID#: 36103818

If you have any difficulty connecting with the conference call, please contact Liolios

Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding increases in services and license and subscription revenues, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2012 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2013	2012
Revenue:
Service	$2,929	$3,048
Subscription	1,384	278
License	5,930	13,720

Total revenue	10,243	17,046
Cost of revenue:
Service	1,403	1,697
Subscription	635	47
License	96	66

Total cost of revenue	2,134	1,810
Gross profit:
Service	1,526	1,351
Subscription	749	231
License	5,834	13,654

Total gross profit	8,109	15,236
Gross margin:
Service	52%	44%
Subscription	54%	83%
License	98%	100%
Percentage of gross profit to total revenue	79%	89%
Operating expenses:
Sales and marketing	1,277	1,007
Research, development and engineering	2,725	1,998
General and administrative	2,186	2,758
Intellectual property	277	319

Total operating expenses	6,465	6,082
Operating income	1,644	9,154
Net loss from joint ventures	—	(1,107)
Other income, net	29	58

Income before income taxes	1,673	8,105
Provision for income taxes	(702)	(3,106)

Net income	$971	$4,999

Earnings per common share:
Earnings per common share - basic	$0.13	$0.74
Earnings per common share - diluted	$0.13	$0.70
Weighted average common shares outstanding - basic	6,838	6,738
Weighted average common shares outstanding - diluted	7,058	7,140
Cash dividends declared per common share:	$0.11	$—

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$971	$4,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	158	143
Amortization and write-off of intangibles	299	85
Gain on reversal of contingent merger consideration	(190)	—
Stock-based compensation	1,092	1,356
Net loss from joint ventures	—	1,107
Deferred income taxes	(112)	603
Tax benefit from stock-based awards	—	1,443
Excess tax benefit from stock-based awards	—	(1,335)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(228)	1,032
Other current assets	(44)	166
Other assets	1	83
Accounts payable and other accrued liabilities	(213)	(27)
Income taxes payable	778	1,060
Deferred revenue	832	(83)

Net cash provided by operating activities	3,344	10,632
Cash flows from investing activities:
Purchase of property and equipment	(86)	(148)
Capitalized patent costs and purchased intellectual property	(228)	(465)
Sale or maturity of marketable securities	23,116	22,993
Purchase of marketable securities	(21,933)	(28,492)

Net cash provided by (used in) investing activities	869	(6,112)
Cash flows from financing activities:
Issuance of common stock	—	72
Purchase of common stock	(648)	(799)
Cash dividends paid	(801)	—
Excess tax benefit from stock-based awards	—	1,335

Net cash provided by (used in) financing activities	(1,449)	608

Net increase in cash and cash equivalents (2)	$2,764	$5,128

Cash equivalents and marketable securities at beginning of period	39,056	33,378
Cash equivalents and marketable securities at end of period	40,637	44,005

(2) Net increase in cash, cash equivalents and marketable securities	$1,581	$10,627

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents (1)	$9,630	$6,866
Marketable securities (1)	23,620	25,403
Trade accounts receivable, net	4,444	4,216
Other current assets	1,088	1,016

Total current assets	38,782	37,501
Marketable securities (1)	7,387	6,787
Property and equipment, net	1,381	1,453
Intangibles, net	6,683	6,721
Goodwill	1,114	1,114
Deferred tax assets, net	3,673	3,589
Other assets	165	166

Total assets	$59,185	$57,331

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$937	$1,143
Income taxes payable	744	—
Deferred revenue	3,347	2,512

Total current liabilities	5,028	3,655
Deferred rent and other long-term liabilities	507	673

Total liabilities	5,535	4,328
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	40,346	39,869
Retained earnings	13,247	13,077

Total shareholders’ equity	53,650	53,003

Total liabilities and shareholders’ equity	$59,185	$57,331

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $40,637 and $39,056 at March 31, 2013 and December 31, 2012, respectively.

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